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                                                              Exhibit 10.(iii)-7

AMENDMENTS TO 1989 INCENTIVE PLAN OF BALLY ENTERTAINMENT CORPORATION (THE
"PLAN")



  1. Section 3 of the Plan was amended to increase the number of shares reserved for issuance under the Plan from 6,022,000 to 8,000,000.

  2. Section 8.5 of the Plan was amended to read as follows:

     8.5 No further grants. Notwithstanding anything in this Plan to the contrary, no SAR, either in tandem with an Option or on a stand-alone basis, may be granted after March 15, 1995.

  3. Section 9.3 of the Plan to read as follows:

     9.3 No further grants. Notwithstanding anything in this Plan to the contrary, no SDR may be granted after March 15, 1995.

All amendments were approved by the stockholders of Bally Entertainment Corporation on May 16, 1995.